EXECUTION VERSION

Divide and Williams Counties, North Dakota

Daniels, Richland, Sheridan, Roosevelt Counties, Montana

MORTGAGE-COLLATERAL REAL ESTATE MORTGAGE, DEED OF TRUST, INDENTURE, SECURITY AGREEMENT, FIXTURE FILING, AS-EXTRACTED COLLATERAL FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

DATED AS OF August 19, 2013

FROM

AMERICAN EAGLE ENERGY CORPORATION,

And

AMZG, INC.

2549 West Main Street, Suite 202

Littleton, CO 80120

TO

JEFFREY J. NICHOLS

1221 McKinney Street, Suite 2100

Houston, TX 77010

Attn: Jeffrey Nichols

AS TRUSTEE

FOR THE BENEFIT OF

MORGAN STANLEY CAPITAL GROUP, INC.,

AS ADMINISTRATIVE AGENT

2000 Westchester Ave., Floor 01

Purchase, New York 10577-2530

EXECUTION VERSION

Divide and Williams Counties, North Dakota

Daniels, Richland, Sheridan, Roosevelt Counties, Montana

MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE which is described in Exhibit A hereto. SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BECOME FIXTURES RELATED TO THE REAL ESTATE.

The Oil and Gas Interests AND AS-EXTRACTED COLLATERAL included in the Mortgaged Property will be financed at the well heads of the wells located on the MORTGAGED Properties described on Exhibit A hereto and this financing statement is to be filed, among other places, in the real estate records.

This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

WHEN RECORDED AND/OR FILED RETURN TO:

____________________________________

Haynes and Boone, LLP

1221 McKinney Street, Ste. 2100

Houston, Texas 77010

Attn: Randy Browne

MORTGAGE-COLLATERAL REAL ESTATE MORTGAGE, DEED OF TRUST, INDENTURE, SECURITY AGREEMENT, FIXTURE FILING, AS-EXTRACTED COLLATERAL FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

This MORTGAGE-COLLATERAL REAL ESTATE MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AS-EXTRACTED COLLATERAL FILING, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION (this “Mortgage”) dated as of August 19, but effective as of August 1, 2013, is entered into by (i) AMERICAN EAGLE ENERGY CORPORATION, a Nevada corporation, whose mailing address and address for notice is 2549 West Main Street, Suite 202, Littleton, CO 80120 (“Borrower”); and (ii) AMZG, INC., a Nevada corporation whose mailing address and address for notice is 2549 West Main Street, Suite 202, Littleton, CO 80120 (“AMZG”; and together with Borrower collectively referred to herein in the singular as “Mortgagor”), to Jeffrey J. Nichols, as trustee (“Trustee”) whose address for notice is 1221 McKinney Street, Suite 2100, Houston, TX 77010, Attn: Jeffrey Nichols, for the benefit of MORGAN STANLEY CAPITAL GROUP, INC., as administrative agent under the Credit Agreement (as hereinafter defined) and on behalf of the Secured Parties (as defined in the Credit Agreement referenced below) (“Mortgagee”). The Secured Parties and Mortgagee are herein sometimes collectively referred to as the “Beneficiaries”.

RECITALS:

A.           WHEREAS, Mortgagor previously entered into that certain ISDA Master Agreement dated as of December 27, 2012 (“Master Agreement”) with Macquarie Bank Limited (“Prior Mortgagee”), (together with any Confirmations, Schedules, Annexes or other amendments or modifications thereto, the “Assigned ISDA”);

B.           WHEREAS, pursuant to that certain Assignment of Liens and Security Interests (the “Assignment”) dated as of August 19, 2013, by and among the Prior Mortgagee, as assignor and Mortgagee for the benefit of the Lenders (defined below), as assignee and Mortgagor, Prior Mortgagee assigned to Mortgagee, and Mortgagee assumed from Prior Mortgagee, the Assigned ISDA, all of the Security Documents (as defined in the Assignment), and all of the rights and obligations of Prior Mortgagee thereunder, including, without limitation, those certain mortgages and security documents (“Prior Mortgages”) set forth on Annex I hereto, as described more fully thereon, and the other liens and security interests securing the Assigned ISDA (collectively the “Assigned Liens”);

C.           WHEREAS, after giving effect to the Assignment, Borrower, the financial institutions party thereto (the “Lenders”) and Mortgagee, in its capacity as administrative agent thereunder, have entered into that certain Credit Agreement dated as of August 19, 2013 (as may be amended, restated or modified from time to time, the “Credit Agreement”);

D.           WHEREAS, Borrower and its Subsidiaries may from time-to-time (i) enter into, or have previously entered into, one or more Hedge Transactions with Lender Hedge Counterparties, and (ii) obtain Banking Services from a Lender or any Affiliate of a Lender.

E.            WHEREAS, AMZG is a subsidiary of Borrower and has guaranteed the indebtedness of Borrower under the Credit Agreement, and AMZG will directly or indirectly benefit from such Credit Agreement, such Hedge Transactions and such Banking Services.

F.           WHEREAS, Mortgagor has agreed to amend and restate in total the Prior Mortgages in their entirety by executing and entering into this Mortgage, but not discharge or novate such liens or security interests evidenced by the Prior Mortgage. Notwithstanding the foregoing, in the event any liens or security interests granted by the Prior Mortgages have been terminated, lapsed or otherwise invalidated, then this Mortgage shall be a new grant of mortgage according to the terms and provisions provided herein. The parties hereto agree that, from and after the Closing Date, this Mortgage shall supersede and replace the Prior Mortgages in their entirety; and

G.           WHEREAS, Mortgagee and the Lenders have conditioned their obligations under the Credit Agreement upon, among other things, Mortgagor executing and delivering this Mortgage;

NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee, for the ratable benefit of the Beneficiaries, as follows:

Article I

Grant of Lien and Indebtedness Secured

Section 1.01         Grant of Liens. To secure payment of the Indebtedness (as defined in Section 1.02) and the performance of the covenants and obligations herein contained, Mortgagor does by these presents hereby (a) GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, PLEDGE, HYPOTHECATE, TRANSFER and CONVEY to Trustee and his successors and assigns WITH A POWER OF SALE (pursuant to this Mortgage and to the extent permitted by applicable law) all rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the real and personal property, rights, titles, interests and estates described in the following Paragraphs (a) through (r) which are located in the State of Montana and (b) MORTGAGE, ASSIGN, WARRANT, PLEDGE AND HYPOTHECATE to Mortgagee WITH A POWER OF SALE (pursuant to this Mortgage and to the extent permitted by applicable law) all rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the real and personal property, rights, titles, interests and estates described in the following Paragraphs (a) through (r) which are located in the State of North Dakota ((a) and (b) are collectively called the “Mortgaged Property”); provided, however that the term “Mortgaged Property” expressly excludes the Excluded Assets (as defined below):

(a)          The oil and gas leases and/or the oil, gas and mineral leases (herein sometimes called the “Leases”), operating rights, forced pooling orders and farmout agreements and other contractual or other rights relating to oil, gas and mineral rights, described on, or described in the instruments described on, Exhibit A that is attached hereto and made a part hereof for all purposes, or such Leases that are otherwise mentioned or referred to therein and specifically, but without limitation, Mortgagor’s right, title and interests in and to the Leases as specified on Exhibit A attached hereto and made a part hereof;

(b)           (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization and pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction) that may affect all or any portion of the Leases including, without limitation, those units that may be described or referred to in Exhibit A; (iii) all operating agreements, contracts and other agreements described or referred to in this instrument that relate to any of the Leases or interests in the Leases described or referred to herein or in Exhibit A or to the production, sale, purchase, exchange, processing, gathering, compression, treating, storage or transportation of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases even though Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Leases or Mortgagor’s interests therein be omitted; it being intended by Mortgagor and Mortgagee herein to cover and affect all interests that Mortgagor may now own or may hereafter acquire in and to the Leases and interests in this paragraph (b), notwithstanding that the interests as specified in Exhibit A may be limited to particular lands, specified depths or particular types of property interests;

(c)          All oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals in and under and/or which may be produced and saved from or attributable to the Leases, the lands covered thereby, pool or unitized therewith and/or Mortgagor’s interests therein (herein collectively called the “Hydrocarbons”), including all oil in tanks and all rents, issues, profits, as-extracted collateral, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby, pooled or unitized therewith and/or Mortgagor’s interests therein that are subject to the liens and security interests of this Mortgage;

(d)          All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in paragraphs (a), (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, but subject to the limitations, if any, set forth in Exhibit A, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon or within the geographical boundaries covered by the Leases, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, automotive equipment or other personal property that may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, salt water disposal wells, injection wells or other wells including without limitation those described in Exhibit A hereto, buildings, structures, field separators, flow-lines, separators, water treatment equipment or facilities, dehydrators, field separators, compressors, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e)          The easements, rights-of-way, servitudes, fee tracts, real property, and permits, licenses, orders, certificates, and related instruments (collectively herein referred to as the “Easements”) described in Exhibit A or described in any instrument or document described in Exhibit A and any strips and gores within or adjoining any real property included in or covered by the Easements, all rights of ingress and egress to and from such real property, all easements, servitudes, rights-of-way, surface leases, fee tracts and other surface rights affecting said Easements, and all rights appertaining to the use and enjoyment of said Easements, rights, estates, titles, claims, and interests, including, without limitation, lateral support, drainage, mineral, water, oil and gas rights (the Easements and all of the property and other rights, privileges, interests, titles, estates, and claims appurtenant thereto are herein collectively called the “Gathering System Premises”);

(f)          All gathering systems and/or pipeline systems, and all materials, equipment, and other property now or hereafter located on the Gathering System Premises or used or held for use, regardless of where the same are located, in connection with, or otherwise related to such gathering systems and/or pipeline systems and all equipment, including, but not limited to, all fittings, furnishings, appliances, apparatus, machinery, gas processing, treatment, storage, transportation, extraction fractionation, exchange and/or manufacturing facilities and units and other units, gas, liquid product and other storage tanks, liquid product truck loading terminals, and other gathering assets now or hereafter located on or in (or, whether or not located thereon or therein, used or held for use in connection with) the Premises or such gathering systems or pipeline systems (that portion of the Mortgaged Property described in this paragraph (f) is herein collectively called the “Gathering Systems”);

(g)          All materials, goods, surface or subsurface machinery, equipment, and other property now or hereafter located on the Gathering System Premises, and all other surface or subsurface machinery and equipment, line pipe and pipe connections, fittings, flanges, welds or interconnects, valves, control equipment, cathodic or electrical protection units, by-passes, regulators, drips, meters and metering stations, compression equipment, pumphouses and pumping stations, treating equipment, dehydration equipment, separation equipment, processing equipment, telephone, telegraph and other communication systems, office equipment and furniture, files and records, computer equipment and software, storage sheds, vehicles, loading docks, loading racks, towers, process tanks, storage tanks and other storage facilities, and shipping facilities, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, elevators and motors, motor vehicles, pipes, faucets and other air conditioning, plumbing, and heating fixtures, refrigerators and appurtenances which relate to Mortgagor’s use of the Gathering Systems (collectively, the “Gathering System Equipment”), and all building materials and supplies now or hereafter delivered to the Gathering System Premises and intended to be installed thereon; all other personal property of whatever kind and nature at present contained in or hereafter placed on the Gathering System Premises in which Mortgagor has a possessory or title interest; and all renewals or replacements thereof or articles in substitution thereof; and all proceeds and profits thereof, all of which shall be deemed to be a portion of the security for the Indebtedness (as hereafter defined). If the lien of this Mortgage on any fixtures or personal property is subject to a lease agreement, conditional sales agreement or chattel mortgage covering such property, then all the right, title and interest of Mortgagor in and to any and all deposits made thereon or therefor are hereby assigned to Mortgagee, together with the benefit of any payments now or hereafter made thereon. Mortgagor also transfers, sets over and assigns to Mortgagee, its successors and assigns, all leases and use agreements covering machinery, equipment and other personal property of Mortgagor related to the Gathering System Premises or the conduct of its business thereon, under which Mortgagor is the lessee of, or entitled to use, such items;

(h)          All inventory and all materials used or consumed in the processing of inventory, and all products thereof, now or hereafter located in or on, or stored in or on, transported through or otherwise related to the lands covered by the Leases and the Gathering System Premises (herein collectively, the “Premises”), including all inventory (as such term is used in the Applicable UCC) and such other property held by Mortgagor for sale or lease (or in the possession of other persons while on lease or consignment) or furnished or to be furnished under any service contract and all raw materials, work in process and materials and supplies used or consumed in Mortgagor’s business relating to the Premises, and returned or repossessed goods, together with any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of such goods of Mortgagor related to the Leases and Gathering System, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods that it covers (the Mortgaged Property described in this paragraph (h) are herein collectively referred to as the “Inventory”), and all proceeds thereof and all accounts, contract rights and general intangibles under which such proceeds may arise, and together with all liens and security interests securing payment of the proceeds of the Inventory, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdictions in which the Mortgaged Property is located;

(i)          All presently existing and hereafter created Hydrocarbon purchase agreements, Hydrocarbon sales agreements, supply agreements, raw material purchase agreements, product purchase agreements, product sales agreements, processing agreements, exchange agreements, gathering agreements, transportation agreements and other contracts and agreements which cover, affect, or otherwise relate to the transportation and/or processing of Hydrocarbons through or in the Premises or any other part of the Mortgaged Property, and all other contracts and agreements (including, without limitation, equipment leases, maintenance agreements, electrical supply contracts, hedge or swap agreements, cap, floor, collar, exchange, forward or other hedge or protection agreements or transactions relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such agreement or transaction, and other contracts and agreements) which cover, affect or otherwise relate to the Premises, or any part thereof, together with any and all amendments, modifications, renewals or extensions (now or hereafter existing) to any of the foregoing (the Mortgaged Property described in this paragraph (i) are herein collectively called the “Contracts”);

(j)          All accounts, including but not limited to, (i) all of Mortgagor’s rights to receive payment, whether or not earned by Mortgagor’s performance and however acquired or evidenced, which arise out of or in connection with (A) Mortgagor’s sale of Hydrocarbons, (B) Mortgagor’s sale, assignment, lease, hiring out or allowance of use of, consignment, licensing or other voluntary disposition, whether permanent or temporary, of Inventory or other goods or property related to the Premises and/or the conduct of Mortgagor’s business thereon (including, without limitation, all payments received in lieu of payment for Inventory regardless of whether such payments accrued, and/or the events that gave rise to such payments occurred, on or before or after the date hereof, including, without limitation, “take or pay” or “minimum bill” payments and similar payments, payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or minimum bill or similar obligations or other obligations under a sales contract, and payments received in buyout or other settlement of a contract covered by this Mortgage), (C) rendering of services related to the Gathering Systems and/or Premises and/or the conduct of Mortgagor’s business thereon or (D) any loan, advance, purchase of notes or other extension of credit made by Mortgagor; (ii) any and all rights and interests Mortgagor may have in connection with any of the transactions described in the preceding clause (i) and relating to the Gathering Systems and/or the Premises, whether now existing or hereafter acquired, (A) to demand and receive payment or other performance from any guarantor, surety, accommodation party or other person indirectly or secondarily obligated to Mortgagor in respect of the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor’s business thereon, (B) arising out of the enforcement of any of Mortgagor’s rights to payment or performance by means of judicial or administrative proceedings, including, without limitation, any rights to receive payment under or in connection with any settlement of such proceedings, any judgment or any administrative order or decision arising out of actions related to the Leases, Hydrocarbons, Gathering Systems and/or the Premises and/or the conduct of Mortgagor’s business thereon, (C) in and to the goods or other property related to the Premises and/or the conduct of Mortgagor’s business thereon that is the subject of any such transaction, including, without limitation, (A) in the case of goods, an unpaid seller’s or lessor’s rights of rescission, replevin or to stop such goods in transit, and all rights to such goods on return or repossession, and (B) in the case of other property, rights of an unpaid seller, assignor or licensor to rescind or cancel the applicable agreement and demand the return of such property or, if such property is intangible, of any writing or other tangible evidence of its existence and/or disposition, and (D) to proceed against any collateral security related to the Premises provided by any obligor and to realize any proceeds thereof; and (iii) all contracts and other agreements and writings, all accounts, chattel paper, documents, general intangibles and instruments, and all other items of property now or hereafter owned by Mortgagor or in that Mortgagor now has or hereafter acquires any rights or interests, whether tangible or intangible and related to the Premises that in any way constitute, embody or evidence any payment rights described in clause (i) of this paragraph (j) or any of Mortgagor’s other rights and interests described in clause (ii) of this paragraph (j) (the Mortgaged Property described in this paragraph (j) is herein collectively referred to as the “Accounts Receivable”);

(k)          All contracts, agreements, leases, permits, orders, franchises, servitudes, certificates, privileges, rights, technology, licenses and general intangibles (including, without limitation, all trademarks, trade names, and symbols) that are now or hereafter used, or held for use, in connection with or otherwise related to the Premises, the Gathering Systems, the Gathering System Equipment and/or the other items described in paragraph (g), the Inventory, the Contracts, and/or the Accounts Receivable (the Premises, the Gathering Systems, the Gathering System Equipment and the other items described in paragraph (g), the Inventory, the Contracts, and the Accounts Receivable are hereinafter collectively referred to as the “Property”) or the conduct of Mortgagor’s business on the Leases and/or Gathering System Premises whether now or hereafter created, acquired, or entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, rights, incomes, profits, revenues, royalties, accounts, contract rights and general intangibles under any and all of the foregoing;

(l)          subject to applicable restrictions on disclosure and/or transfer, any and all data, books and records related to the Premises and Mortgagor’s operations thereon, including, but not limited to, accounting records, files, computer software, employee records, engineering drawings or plans, surveys, site assessments, environmental reports, customer lists, production records, laboratory and testing records, sales and administrative records, and any other material or information relating to the ownership, maintenance, or operation of the Property (the “Books and Records”);

(m)          All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Mortgagor for the Property or the conduct of Mortgagor’s business on the Premises and all judgments, awards of damages and settlements hereafter made as a result of or in lieu of any taking of the Premises or any part thereof or any interest therein under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Leases and/or Gathering System Premises or any part thereof or interest therein, including any award for change of grade of streets;

(n)          All proceeds of the conversion, voluntary or involuntary, of the Property or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance, subject to the terms and conditions of this Mortgage;

(o)          All options, extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property or any part thereof, hereafter acquired by, or released to, Mortgagor, or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby (Mortgagor hereby acknowledging and agreeing that immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, the same shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described herein);

(p)          Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by anyone on Mortgagor’s behalf; and (a) Trustee is hereby authorized to receive the same at any time as additional security hereunder for such property located in the state of Montana and (b) Mortgagee is hereby authorized to receive the same at any time as additional security hereunder for such property located in the state of North Dakota;

(q)          All other rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, Easements, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Leases, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances (as defined on Exhibit A and herein so called) to which any of said Leases, Easements, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Leases, Easements, properties, rights, titles, interests or estates; and all contracts and agreements supplemental to or amendatory of or in substitution for the Leases, Easements, the contracts and agreements described or mentioned above and any and all additional interests of any kind hereafter acquired by Mortgagor in and to said Leases, Easements, properties, rights, titles, interests or estates; and

(r)          All accounts, contract rights, inventory, general intangibles, insurance contracts and insurance proceeds constituting a part of, relating to or arising out of those portions of the Mortgaged Property that are described in paragraphs (a) through (q) above and all proceeds and products of all such portions of the Mortgaged Property and payments in lieu of production (such as “take or pay” payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property, or other assets.

Any fractions or percentages specified in the attached Exhibit A in referring to Mortgagor’s interests are solely for purposes of the warranties made by Mortgagor pursuant to Section 3.01 hereof and shall in no manner limit the quantum of interest affected by this Section 1.01 with respect to any Mortgaged Property or with respect to any unit or well identified on Exhibit A.

TO HAVE AND TO HOLD (a) the Mortgaged Property located in the state of Montana unto the Trustee, and its successors or substitutes in this trust, and to its or their successors and assigns, in trust, forever to secure the payment of the Indebtedness and to secure the performance of the covenants, agreements, and obligations of Mortgagor herein contained, and (b) the Mortgaged Property located in the state of North Dakota unto Mortgagee, and its successors or substitutes, and to its or their successors and assigns, forever to secure the payment of the Indebtedness and to secure the performance of the covenants, agreements, and obligations of Mortgagor herein contained.

Notwithstanding any provision in this Section 1.01 or in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

For purposes of this Mortgage, the term “Excluded Assets” means (i) all Excluded Oil and Gas Properties, (ii) any lease, license, contract, property right, agreement or other document to which any Mortgagor is a party and any of its rights or interests thereunder if, and only for so long as, (a) the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9.406, 9.407, 9.408 or 9.409 of the UCC) or (b) such Mortgagor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon such lease, license, contract, property right, agreement or other document by reason of applicable law to which such Mortgagor is subject, and (iii) any property now owned or hereafter acquired by any Mortgagor that is subject to a purchase money Lien or a capital lease permitted under Section 6.01(b) or Section 6.01(c) of the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by such Mortgagor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of any other Lien on such property.

Section 1.02         Indebtedness Secured. This Mortgage is executed and delivered by Mortgagor to secure and enforce the following (the “Indebtedness”):

(a)          The “Secured Obligations”, as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes;

(b)          All other indebtedness, obligations, and liabilities of Mortgagor or any Subsidiary of Mortgagor arising under the Credit Agreement, any Guaranty, this Mortgage, any Lender Hedge Obligations, or any of the other Loan Documents;

(c)          All other indebtedness, obligations and liabilities of any kind of Mortgagor or any other Subsidiary of Mortgagor owing to any of the Secured Parties now existing or hereafter arising under or pursuant to any Loan Document, Banking Services or any Hedge Transaction constituting a Lender Hedge Obligation, whether for principal, interest, fees, costs, expenses or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable Governmental Requirements);

(d)          Any sums advanced or expenses or costs incurred by the Trustee or Mortgagee (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

(e)          All future advances or other extensions of credit, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Secured Parties to Mortgagor or any of its Subsidiaries under or pursuant to any Loan Document or any Hedge Transaction constituting a Lender Hedge Obligation, whether or not the advances or value are given pursuant to a commitment, and whether or not Mortgagor is indebted to Mortgagee or any Lender at the time of such events; and

(f)          Any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (a) through (e) above, whether or not Mortgagor executes any extension agreement or renewal instrument.

Section 1.03         Maximum Amount Secured. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE OUTSTANDING INDEBTEDNESS SECURED BY PROPERTY LOCATED IN THE STATE OF MONTANA SHALL NOT, AT ANY TIME OR FROM TIME TO TIME, EXCEED AN AGGREGATE MAXIMUM AMOUNT OF $400,000,000.00.

Section 1.04         Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become fixtures on the land described or to which reference is made herein or on attached Exhibit A; (ii) the security interests created hereby under applicable provisions of the Applicable UCC will attach to Hydrocarbons (minerals including oil and gas), or the accounts resulting from the sale thereof at the wellhead or minehead located on the land described or to which reference is made herein; (iii) this Mortgage is to be filed of record in the real estate records as a financing statement, and (iv) Mortgagor is the record owner of the real estate or interests in the real estate comprised of the Mortgaged Property.

Section 1.05         Waiver. Mortgagor specifically waives presentment, protest, notice of dishonor, intention to accelerate and acceleration.

Section 1.06         Defined Terms. Any capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned to such term in the Credit Agreement.

Article II

Assignment of Production

Section 2.01         Assignment.

(a)          Mortgagor has absolutely and unconditionally assigned, transferred, and conveyed, and does hereby absolutely and unconditionally assign, transfer and convey unto Mortgagee, its successors and assigns, all of the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as “take or pay” payments or settlements. Subject to the provisions of paragraph (g) below, the Hydrocarbons and products are to be delivered into transportation facilities or equipment serving the Mortgaged Property, or to the purchaser thereof, to the credit of Mortgagee; and all such revenues and proceeds shall be paid directly to Mortgagee, at the address designated for payment under the Credit Agreement, with no duty or obligation of any party paying the same to inquire into the rights of Mortgagee to receive the same, what application is made thereof, or as to any other matter.

(b)          Subject to the provisions of paragraph (g) below, Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by Mortgagee or any party in order to have said proceeds and revenues so paid to Mortgagee.

(c)          Mortgagor hereby appoints Trustee and Mortgagee as its true and lawful attorney-in-fact for Mortgagor, with full authority in the place and stead of Mortgagor and from time to time in the discretion of Mortgagee, to pursue any and all rights of Mortgagor to liens on and security interests in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. The power of attorney granted to Trustee and Mortgagee in this Section 2.01(c), being coupled with an interest, shall be irrevocable until Payment in Full (hereinafter defined) has occurred and shall be exercisable only during the continuance of any Event of Default.

(d)          Subject to the provisions of paragraph (g) below, Mortgagee is fully authorized (i) to receive and receipt for said revenues and proceeds, (ii) to endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a bank account as additional collateral securing the Indebtedness, and (iii) to execute transfer and division orders with warranties binding Mortgagor. All proceeds received by Mortgagee pursuant to this assignment shall be applied as provided in Section 4.13 of this Mortgage and the Credit Agreement.

(e)          Mortgagee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but Mortgagee shall have the right, at its election, in the name of Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such funds and to protect the interests of Mortgagee, and/or Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by Mortgagor.

(f)          In addition to the rights granted to Mortgagee in Section 1.01 of this Mortgage, Mortgagor hereby further transfers and assigns to Mortgagee any and all liens, security interests, financing statements or similar interests of Mortgagor attributable to its interest in the Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise (collectively, the “Assigned Liens and Security Interests”).

(g)          Until such time as an Event of Default has occurred and is continuing, Mortgagee hereby grants to Mortgagor a right and license to all of the Hydrocarbons and to sell, receive and receipt for proceeds from the sale of Hydrocarbons and the products obtained or processed therefrom, as well as any Assigned Liens and Security Interests, and to retain, use and enjoy same.

Section 2.02         No Modification of Payment Indebtedness. Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all principal and interest owing on the Indebtedness when and as the same become due regardless of whether the proceeds of the Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Indebtedness.

Article III

Representations, Warranties and Covenants

Mortgagor hereby represents, warrants and covenants as follows:

Section 3.01         Title; Operation; Defend Title.

(a)          To the extent of the Mortgagor’s rights, titles and interests in any owned Mortgaged Property specified on Exhibit A, Mortgagor has good and defensible title to and is possessed of the Mortgaged Property. To the extent of the Mortgagor’s rights, title and interests in any leased Mortgaged Property (excluding, for the avoidance of doubt, the Leases and wells), Mortgagor’s leases and agreements are valid, subsisting, effective and enforceable against Mortgagor.

(b)          The provisions of the Credit Agreement with respect to Borrower in Sections 5.04, 5.07, 5.11 and 5.12 of the Credit Agreement shall apply to this Mortgage with respect to Mortgagor, and the provisions of Section 9.02 of the Credit Agreement with respect to notices relating to the Credit Agreement shall apply to notices and communications relating to this Mortgage, and all of such provisions are hereby incorporated into this Section 3.01 by reference, mutatis mutandis, as a part hereof for all purposes.

(c)          This Mortgage is, and always will be kept until Payment in Full, a direct first priority lien and security interest upon the Mortgaged Property subject only to the Permitted Encumbrances, and other than the Permitted Encumbrances, Mortgagor will not create or suffer to be created or permit to exist any lien, security interest or charge other than Permitted Encumbrances prior or junior to or on a parity with the lien and security interest of this Mortgage upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits and other income therefrom.

Section 3.02         Other General Representations, Warranties and Covenants.

(a)          Mortgagor shall maintain insurance on the Mortgaged Property as required by the Credit Agreement. Pursuant to Section 6.01 hereof, Mortgagor is hereby granting to Mortgagee a security interest in all proceeds from such policies as additional security for the Indebtedness.

(b)          Consistent with the terms of the Credit Agreement, Mortgagor shall cure promptly any defects in the execution and delivery of this instrument. Mortgagor at Mortgagor’s expense will promptly execute and deliver to Mortgagee upon reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Mortgagor herein or to further evidence and more fully describe the Mortgaged Property, or to correct any omissions in this instrument, or more fully to state the security obligations set out herein, or to perfect, protect and, or, preserve any lien or security interest created hereby, or to make any recordings, or to file any notices, or obtain any consents, all as may be necessary or appropriate in connection with any thereof. Mortgagor shall pay for all costs of preparing, recording and releasing any of the above.

(c)          Mortgagor is not a public utility and is not otherwise subject to regulation by any public utility commission or any similar federal, state or local agency or governmental body.

(d)          Mortgagor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person within the meaning of Sections 1445 or 7701 of the Internal Revenue Code of 1986, as amended, or the regulations thereto.

(e)          Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien upon all of the Mortgaged Property and Collateral in the manner and form herein provided.

Section 3.03         Failure to Perform. Mortgagor agrees that if Mortgagor fails to perform any act or to take any action which Mortgagor is required to perform or take hereunder or pay any money which Mortgagor is required to pay hereunder, Mortgagee or Trustee, in Mortgagor’s name or its own, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by Mortgagee or Trustee and any money so paid by Mortgagee or Trustee will be a demand obligation owing by Mortgagor to Mortgagee or Trustee, as the case may be, and Mortgagee or Trustee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Mortgagor to Mortgagee or Trustee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to such Person until paid at the Default Rate, and all such amounts together with such interest thereon shall be a part of the Indebtedness.

Section 3.04         ENVIRONMENTAL Indemnification. To the full extent permitted by applicable law, Mortgagor agrees to defend, indemnify and hold harmless Trustee and Mortgagee, and its respective directors, officers, employees, attorneys and the Lenders (“Indemnified Parties”) from and against any and all loss, cost, expense or liability (including reasonable attorneys’ fees and court costs) incurred by any Indemnified Party in connection with or otherwise arising out of any and all claims or proceedings (whether brought by a private party, governmental agency or otherwise) for ENVIRONMENTAL CLAIMS RELATED TO HAZARDOUS SUBSTANCES located upon, migrating into, from or through or otherwise relating to the Mortgaged Property (whether or not the release of such hazardous substances was caused by Mortgagor, another owner or operator of the Mortgaged Property, a prior owner or operator or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substances or the mere presence of the substances on the Mortgaged Property), that any Indemnified Party may incur by reason of this Mortgage, the making of the Loans or the exercise of any of its rights under this Mortgage, INCLUDING ANY LOSS, COST, EXPENSE OR LIABILITY DUE TO ANY INDEMNIFIED PARTIES’ NEGLIGENCE, but excluding any loss, cost, expense or liability due to any Indemnified Party’s gross negligence or willful misconduct. The provisions of this Section 3.04 shall survive, and shall in no manner or to any extent be extinguished, diminished, novated or affected by, any foreclosure of the liens created by this Mortgage or any conveyance in lieu of foreclosure, the occurrence of PAYMENT IN FULL or the discharge and release of this Mortgage.

Article IV

Rights and Remedies

Section 4.01         Event of Default. The term “Event of Default” as used in this Mortgage shall mean the occurrence of an “Event of Default” under the Credit Agreement.

Section 4.02         Foreclosure and Sale.         If an Event of Default shall occur and be continuing, Trustee, or his successors or substitutes in trust, shall have the right and option to proceed with foreclosure and to sell, to the extent permitted by law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee or Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county in any state, notice as above provided shall be posted and filed in all such counties (if such notices are required by law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, binding upon Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be presumed to have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor and (vii) to the extent and under such circumstances as are permitted by law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Indebtedness (in the order of priority set forth in Section 4.13 hereof) in lieu of cash payment.

(a)          North Dakota. With respect to that portion, if any, of the Mortgaged Property situated in the State of North Dakota, foreclosure must be by action pursuant to N.D.C.C. Section 32-19. Future advances as permitted under N.D.C.C. Section 35-01-05.2, are Indebtedness, whether or not the Mortgagee or Beneficiaries are obligated to make such future advances. Future obligations are secured by this Mortgage even though all or part may not yet be matured. Nothing in this Mortgage, however, shall constitute a commitment to enter into any additional or future transaction. Any such commitment would require a separate writing. It shall not be necessary for MORTGAGEE to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to MORTGAGEE any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by MORTGAGEE) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present. THE PARTIES AGREE THAT THIS MORTGAGE CONSTITUTES A COLLATERAL REAL ESTATE MORTGAGE PURSUANT TO NORTH DAKOTA CENTURY CODE CHAPTER 35-03. THIS MORTGAGE COVERS COMMERCIAL REAL PROPERTY AS DEFINED IN NORTH DAKOTA CENTURY CODE SECTION 32-19-06.1 AND THEREFORE THE MORTGAGEE HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE REAL PROPERTY MORTGAGED HEREBY UNDER APPLICABLE LAW

Section 4.03         Judicial Foreclosure; Receivership. At any time after the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date of making such advance by Mortgagee until paid at the Default Rate.

Section 4.04         Foreclosure for Installments. To the extent permitted by law, if an Event of Default shall have occurred and be continuing, Trustee or Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Indebtedness which have not been paid when due either through the courts or in satisfaction of the matured but unpaid portion of the Indebtedness as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due; such sale may be made subject to the unmatured portion of the Indebtedness, and any such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion of the Indebtedness this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that, to the extent permitted by law, several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Indebtedness without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Indebtedness.

Section 4.05         Separate Sales; Fixtures. To the extent permitted by law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales. Mortgagee may, in its sole and absolute discretion, elect to treat the fixtures constituting a part of the Mortgaged Property as either real property or personal property and proceed to exercise such rights as apply to such type of property above or under the Applicable UCC.

Section 4.06         Possession of Mortgaged Property. Mortgagor agrees to the full extent that it lawfully may, that, during the occurrence and continuance of an Event of Default, then, and in every such case, Trustee or Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Trustee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Trustee shall deem best. All costs, expenses and liabilities of every character incurred by Trustee and/or Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Trustee and/or Mortgagee and shall bear interest from date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness and shall be secured by this Mortgage and all other Collateral Documents.

Section 4.07         Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction.

Section 4.08         Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Trustee or Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Mortgaged Property or any portion thereof). Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Trustee or Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power or remedy. No delay or omission by Trustee or Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 4.09         No Release of Indebtedness. Neither Mortgagor, any guarantor, if any, nor any other person hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of (a) the failure of Mortgagee or Trustee to comply with any request of Mortgagor, or any guarantor or any other person so obligated to foreclose the lien of this Mortgage or to enforce any provision hereunder or under the Credit Agreement; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, any guarantor or such other person, and in such event Mortgagor, guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except Payment in Full.

Section 4.10         Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by this Mortgage or its stature as a first and prior lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any person or entity liable for the repayment of the Indebtedness. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee or Trustee in such order and manner as Mortgagee may elect.

Section 4.11         Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; provided, however, that if the laws of any state do not permit the redemption period to be waived, the redemption period is specifically reduced to the minimum amount of time allowable by statute; (b) all notices of any Event of Default or of Mortgagee’s intention to accelerate maturity of the Indebtedness or of Mortgagee’s or Trustee’s election to exercise or his actual exercise of any right, remedy or recourse provided for hereunder or under the Credit Agreement; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

Section 4.12         Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Credit Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, this Mortgage, the Credit Agreement, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

Section 4.13         Application of Proceeds. The proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received by Mortgagee or Trustee in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied as required by law, or in the absence of any such requirement, as specifically provided for herein:

FIRST:	To the payment of all expenses incurred by Trustee or Mortgagee incident to the enforcement of this Mortgage, the Credit Agreement or any other Loan Document or Security Document (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, legal fees and a reasonable commission to Trustee acting), and to the payment of all other charges, expenses, liabilities and advances incurred or made by Trustee or Mortgagee under this Mortgage or in executing any trust or power hereunder.

SECOND:	In the order as set forth in Section 7.06 in the Credit Agreement.

Section 4.14         Resignation of Operator. In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default shall have occurred and be continuing and Mortgagee or Trustee shall exercise any remedies under this Mortgage with respect to any portion of the Mortgaged Property (or Mortgagor shall transfer any Mortgaged Property in “lieu of foreclosure”), Mortgagee or Trustee shall have the right to request that any operator of any Mortgaged Property that is Mortgagor or any Affiliate of Mortgagor to resign as operator under the joint operating agreement applicable thereto. No later than sixty (60) days after receipt by Mortgagor of any such request, Mortgagor shall resign (or cause such other party to resign) as operator of such Mortgaged Property.

Section 4.15         INDEMNITY. IN CONNECTION WITH ANY ACTION TAKEN BY TRUSTEE PURSUANT TO THIS MORTGAGE, TRUSTEE, MORTGAGEE AND ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) SHALL NOT BE LIABLE FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM AN ASSERTION THAT MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY UNLESS SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY, NOR SHALL MORTGAGEE BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF MORTGAGOR. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER. SHOULD MORTGAGEE MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY MORTGAGOR TO MORTGAGEE AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE DEFAULT RATE, SHALL BE A PART OF THE INDEBTEDNESS AND SHALL BE SECURED BY THIS MORTGAGE AND ANY OTHER SECURITY INSTRUMENT. MORTGAGOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF MORTGAGEE WITH RESPECT TO THE MORTGAGED PROPERTY TAKEN UNDER THIS MORTGAGE. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 4.15 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

Section 4.16         Default Interest. Interest at a rate equal to the Default Rate shall accrue on any judgment obtained by Mortgagee against Mortgagor, whether such judgment is foreclosure of this Mortgage or is a judgment in personam based on the Indebtedness, from the date of judgment until actual payment is made of the full amount of the judgment.

Article V

Trustee

Section 5.01         Duties, Rights, and Powers of Trustee. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Mortgage or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge that may be levied or assessed on the Mortgaged Property, or any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Mortgage or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for Trustee’s own willful misconduct; and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

Section 5.02         Successor Trustee. Trustee may resign by written notice addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed on behalf of Mortgagee. In case of the death, resignation or removal of Trustee, a successor trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, or, in the absence of any such requirement, without other formality than appointment and designation in writing. Written notice of such appointment and designation shall be given by Mortgagee to Mortgagor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and, upon the making of any such appointment and designation, this Mortgage shall vest in the successor trustee all the estate and title in and to all of the Mortgaged Property, and the successor trustee shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate a successor trustee hereunder but such right may be exercised repeatedly as long as any Indebtedness remains unpaid hereunder. To facilitate the administration of the duties hereunder, Mortgagee may appoint multiple trustees to serve in such capacity or in such jurisdictions as Mortgagee may designate.

Section 5.03         Retention of Moneys. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Article VI

Security Agreement

Section 6.01         Security Interest. To further secure the Indebtedness and the performance of the covenants, agreements and obligations of Mortgagor herein, Mortgagor hereby grants to Mortgagee and Mortgagee’s successors and assigns for the ratable benefit of the Beneficiaries, a security interest in all of Mortgagor’s rights, titles and interests in and to the Mortgaged Property insofar as such Mortgaged Property consists of goods, equipment, accounts, contract rights, general intangibles, insurance contracts, insurance proceeds, inventory, Hydrocarbons, as-extracted collateral (including but not limited to all oil, gas, casinghead gas, natural gas liquids, natural gasoline, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals), fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the Mortgaged Property is situated or that otherwise applies to any portion of the Mortgaged Property (the “Applicable UCC”) including without limitation, all accessions, additions, and attachments to any thereof, and the proceeds and products from any and all of such personal property (all of the foregoing being herein collectively called the “Collateral”); provided, however that the term “Collateral” expressly excludes the Excluded Assets. Upon the occurrence and during the continuance of any Event of Default, Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with regard to the Collateral in which Mortgagee has been granted a security interest herein, or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted Mortgagee under any other provision of this instrument or under any other instrument executed in connection with or as security for any of the Indebtedness. Mortgagor, as debtor (and in this Article VI and otherwise herein called “Debtor”) covenants and agrees with Mortgagee, as secured party (and in this Article VI and otherwise herein called “Secured Party”) that:

(a)          To the extent permitted by applicable law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing upon the occurrence and during the continuation of an Event of Default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at Debtor’s address set out hereinabove (or such other address as has been designated in writing to Mortgagee by Debtor) at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(b)          If an Event of Default shall have occurred and be continuing, Secured Party is expressly granted the right at its option, to dispose of the Collateral in accordance with the Applicable UCC and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(c)          All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

(d)          All expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all reasonable attorneys’ fees, legal expenses and costs, shall be added to the Indebtedness and Debtor shall be liable therefor.

(e)          Should Secured Party elect to exercise its rights under the Applicable UCC as to part of the Collateral, this election shall not preclude Secured Party from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

(f)          Any copy of this instrument may also serve as a financing statement under the Applicable UCC between the Debtor, whose present address is Mortgagor’s address listed on the cover page of this Mortgage, and Secured Party, whose present address is on the cover page of this Mortgage.

(g)          Secured Party is authorized to file, in any applicable jurisdiction where Secured Party deems it necessary, a financing statement or statements describing the Collateral, and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to the Applicable UCC in form satisfactory to Secured Party, and will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(h)          The office where Debtor keeps Debtor’s accounting records concerning the Collateral covered by this Security Agreement is the address set forth for Mortgagor on the cover page of this Mortgage.

Section 6.02         As Extracted Collateral and Fixtures. Portions of the Collateral consist of (i) oil, gas and other minerals produced or to be produced from the lands described in the Leases (as extracted collateral), or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Property, and Debtor hereby agrees that this instrument shall be filed in the real estate records of the Counties in which the Mortgaged Property is located as a financing statement to perfect the security interest of Secured Party in said portions of the Collateral. The said oil, gas and other minerals will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases. The name of the record owner of the real estate or interests in the real estate comprising the Mortgaged Property to the extent comprised of interests in real estate is one of the two parties named herein as Mortgagor and Debtor. Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

Section 6.03         Title to Collateral. Debtor further warrants and represents to Secured Party that, except for (a) the security interest in the Collateral granted hereby, and (b) the Permitted Encumbrances, Debtor is the owner and holder of the Collateral free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all other claims and demands against the same or any interest therein. Debtor further warrants and represents that there are no financing statements filed against Debtor now on file in any public office which have not been assigned to the Secured Party or terminated except those statements true and correct copies of which have been delivered to Secured Party.

Article VII

Miscellaneous

Section 7.01         Amendment and Restatement. Mortgagor and Mortgagee acknowledge that insofar as to any portion of the Mortgaged Property covered under the Prior Mortgages, this Mortgage amends and restates the Prior Mortgages in their entirety and all liens, claims, rights, titles, interests and benefits created and granted by the Prior Mortgages shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the Indebtedness. Notwithstanding anything to the contrary in this Mortgage, in the event any liens or security interests granted by the Prior Mortgages have been terminated, lapsed or otherwise invalidated, then this Mortgage shall be a new grant of mortgage according to the terms and provisions provided herein. The parties hereto acknowledge and agree that, from and after the Closing Date, (a) this Mortgage shall supersede and replace the Prior Mortgages in their entirety.

Section 7.02         Release of Mortgage. Except for the provisions that will expressly survive termination, including, but not limited to the provisions and liabilities set forth in Sections 3.04 and 4.15, if Payment in Full shall have occurred, then this Mortgage shall cease, terminate and become void, and Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction, termination, assignment and/or reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect. As used in this Mortgage, “Payment in Full” means such time at which each of the following events shall have occurred on or prior to such time: (a) all Indebtedness are paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination and Indebtedness arising under any Swap Agreements with any Approved Counterparty with respect to which Mortgagee has provided substitute credit support); and (b) the Commitments of the Lenders under the Credit Agreement are terminated. If any of the Collateral or Mortgaged Property shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction expressly permitted by the Credit Agreement, then the Mortgagee, at the request and sole cost and expense of the Mortgagor, shall promptly execute and deliver to the Mortgagor all releases or other documents necessary or reasonably desirable for the release of the liens and security interest created hereby on such Collateral or Mortgaged Property permitted to be so sold or disposed.

Section 7.03         Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Trustee and Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 7.04         Successors and Assigns of Parties. The term “Mortgagee” or “Trustee” as used herein shall mean and include any legal owner, holder, assignee or pledgee of the administrative agent under the Credit Agreement. The terms used to designate Mortgagee and Mortgagor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties.

Section 7.05         Satisfaction of Prior Encumbrance. To the extent that proceeds of the Credit Agreement are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by the Secured Parties at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of any such payment of such other indebtedness by the Secured Parties, Mortgagor hereby waives and releases all demands and causes of action against the Secured Parties for offsets and payments to, upon and in connection with the said indebtedness.

Section 7.06         Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Section 7.07         Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be given or furnished in the manner provided under the Credit Agreement.

Section 7.08         Time. Time shall be of the essence in this Mortgage.

Section 7.09         Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one jurisdiction, descriptions of only those portions of the Mortgaged Property located in, the jurisdiction in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Section 7.10         Carry and Farmout Agreements. Specific reference is hereby made to that certain Carry Agreement (the “Carry Agreement”) and that certain Farm-Out Agreement (the “Farmout Agreement”) each dated August 12, 2013, but effective as of June 1, 2013, by and between Mortgagor and USG Properties Bakken I, LLC (“USG”). Mortgagor and Mortgagee hereby acknowledge that the Carry Agreement and Farmout Agreement each relate to and affect certain portions of Mortgagor’s interest in certain wellbore interests (the “Subject Wellbores”) that are part of the Mortgaged Property covered by this Mortgage (collectivey, the “Carried Interests”). Mortgagee acknowledges that, from time to time, Mortgagor’s Working Interests and the Net Revenue Interests in and to the Carried Interests insofar as they relate to the Subject Wellbores will be subject to fluctuation based on the before payout and after payout status pursuant to the terms and provisions of the Carry Agreement and Farmout Agreement. Mortgagee also acknowledges that Mortgagor will be required to assign a portion of Mortgagor’s Working Interest and Net Revenue Interest to USG in and to the Subject Wellbores, subject in each case to after payout reversions of the Carried Interests insofar as they relate to such Subject Wellbores to Mortgagor.  To the extent Mortgagor is required to make any such assignment to USG pursuant to the express terms of the Carry Agreement or Farmout Agreement, Mortgagee disclaims any lien, security interest or other interest under this Mortgage in and to, and only insofar as to, any such assigned interest in the Subject Wellbores, but only if and to the extent set forth in and as required by the Carry Agreement and Farmout Agreement; provided that automatically upon reversion of any interest in each Subject Wellbore such interest shall automatically be subject to and covered by the lien, security interests and other grants under this Mortgage, and further provided that Mortgagee does not consent to Mortgagor amending or otherwise modifying any terms under the Carry Agreement or Farmout Agreement in their form as of the date of this Mortgage or any assignment or conveyance not required by such Carry Agreement and Farmout Agreement, and any amendment or modification, or assignment or conveyance not as required by such Carry Agreement and Farmout Agreement without Mortgagee’s consent, shall be null and void as to Mortgagee. For the sake of further clarity, Annex II attached hereto specifies the Subject Wellbores and Mortgagor’s before and after payout interests in those wellbores after giving effect to the terms of the Carry Agreement and Farmout Agreement.

Section 7.11         GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS LAWS RELATING TO CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION MANDATORILY GOVERN THE ATTACHMENT, CREATION VALIDITY, PRIORITY, PERFECTION OR MANNER OR PROCEDURE FOR ENFORCEMENT OF THE LIENS OR SECURITY INTERESTS CREATED BY THIS MORTGAGE; PROVIDED, HOWEVER, ANY REMEDIES PROVIDED IN THIS MORTGAGE WHICH ARE VALID UNDER THE LAWS OF THE JURISDICTION WHERE PROCEEDINGS FOR THE ENFORCEMENT OF THIS MORTGAGE ARE TAKEN SHALL NOT BE AFFECTED BY ANY INVALIDITY UNDER THE LAWS OF THE STATE OF NEW YORK.

Section 7.12         EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT (A) HAS A DUTY TO READ THIS MORTGAGE; THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; (B) HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; (C) HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE, AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND (D) RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.13         Instrument Construed as Mortgage, Etc. With respect to any portions of the Mortgaged Property located in any state or other jurisdiction the laws of which do not provide for the use or enforcement of a deed of trust or the office, rights and authority of Trustee as herein provided, the general language of conveyance hereof to Trustee is intended and the same shall be construed as words of mortgage unto and in favor of Mortgagee and the rights and authority granted to Trustee herein may be enforced and asserted by Mortgagee in accordance with the laws of the jurisdiction in which such portion of the Mortgaged Property is located and the same may be foreclosed at the option of Mortgagee as to any or all such portions of the Mortgaged Property in any manner permitted by the laws of the jurisdiction in which such portions of the Mortgaged Property is situated. This Mortgage may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the liens hereof and the purposes and agreements herein set forth.

[Signature page follows]

IN WITNESS WHEREOF, this Mortgage is executed as of the date written in the acknowledgement block below, but effective for all purposes as of the date first written above.

Address:	MORTGAGOR:
AMERICAN EAGLE ENERGY CORPORATION,
American Eagle Energy Corporation	a Nevada corporation
2549 W. Main Street, Suite 202
Littleton, Colorado 80120	By:
Bradley M. Colby
President and Chief Executive Officer

STATE OF COLORADO	§
§
COUNTY OF ARAPAHOE	§

NORTH DAKOTA	The foregoing instrument was acknowledged before me on this ___ day of August, by Bradley M. Colby, President and Chief Executive Officer of American Eagle Energy Corporation, a Nevada corporation, on behalf of said corporation.

MONTANA	This instrument was acknowledged before me this _____ day of August by such person, the above designated officer following such person’s name, and on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public for the State of

Printed name:

My commission expires:

[SEAL]

Signature Page to Mortgage

Address:	AMZG, INC.,
a Nevada corporation
c/o American Eagle Energy Corporation
2549 W. Main Street, Suite 202	By:
Littleton, Colorado 80120	Bradley M. Colby
President

STATE OF COLORADO	§
§
COUNTY OF ARAPAHOE	§

NORTH DAKOTA	The foregoing instrument was acknowledged before me on this ___ day of August, by Bradley M. Colby, President of AMZG, Inc., a Nevada corporation, on behalf of said corporation.

MONTANA	This instrument was acknowledged before me this _____ day of August by such person, the above designated officer following such person’s name, and on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public for the State of

Printed name:

My commission expires:

[SEAL]

Signature Page to Mortgage

MORTGAGEE:

Morgan Stanley Capital Group Inc.	MORGAN STANLEY CAPITAL GROUP INC.,
2000 Westchester Ave., Floor 01	as Administrative Agent
Purchase, New York 10577-2530
Attn: Oscar Gutierrez	By:
Nancy King
Vice President

STATE OF NEW YORK	§
§
COUNTY OF Westchester	§

NORTH DAKOTA	The foregoing instrument was acknowledged before me on this ___ day of August, by Nancy King, Vice President of Morgan Stanley Capital Group Inc., a Delaware corporation, on behalf of said corporation.

MONTANA	This instrument was acknowledged before me this _____ day of August by such person, the above designated officer following such person’s name, and on behalf of said corporation.

WITNESS my hand and official seal.

Notary Public for the State of

Printed name:

My commission expires:

[SEAL]

Signature Page to Mortgage

ANNEX I

PRIOR MORTGAGES

1.	Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production and Revenue dated effective as of December 27, 2012 from American Eagle Energy Corporation and AMZG, Inc., as mortgagors, to Macquarie Bank Limited, as mortgagee, and recorded as follows:

State	Jurisdiction	Recording Information
North Dakota	Divide County	01/08/2013 #268480 Book MTGE 300, Page 572
	North Dakota Department of Trust Lands, Minerals Management Division	02/6/2013 Filed via email

a.           as amended by that First Amendment to Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production and Revenue dated effective as of January 29, 2013, and recorded as follows:

State	Jurisdiction	Recording Information
North Dakota	Divide County	02/13/2013 #269250 Book MTGE 301, Page 523
	North Dakota Department of Trust Lands, Minerals Management Division	02/8/2013 Filed via email

2.	UCC Financing Statements recorded as follows:

State	Jurisdiction	Document	Recording Information
Nevada	Secretary of State	UCC-1 Financing Statement (all assets filing) with American Eagle Energy Corporation, as debtor, and Macquarie Bank Limited, as secured party	12/31/2012 #2012033847-0

Annex II to Mortgage

State	Jurisdiction	Document	Recording Information
		UCC-3 Amendment (First Amendment to Security Agreement)	02/05/2013 #2013003418-7
		UCC-1 Financing Statement (all assets filing) with AMZG, Inc., as debtor, and Macquarie Bank Limited, as secured party	12/31/2012 #2012033863-4
		UCC-3 Amendment (First Amendment to Security Agreement)	02/05/2013 #2013003417-5
North Dakota	Divide County	UCC-1A Financing Statement (fixture filing) with American Eagle Energy Corporation and AMZG, Inc., as debtors, and Macquarie Bank Limited, as secured party	01/18/2013 Land Records #268775 Book 301, Page 51 UCC #13-000799352-3
		UCC-3A Amendment (First Amendment to Mortgage)	02/25/2013 Land Records #269432 Book MTGE 301, Page 596 UCC #13-000807935

Other Security Instruments (not recorded)

3.	Security Agreement dated as of December 27, 2012 by American Eagle Energy Corporation and AMZG, Inc., as debtors, in favor of Macquarie Bank Limited, as secured party;

a.           as amended by that certain First Amendment of Security Agreement dated January 29, 2013.

4.	Deposit Account Control Agreement dated December 27, 2012 and executed by American Eagle Energy Corporation, AMZG, Inc., Macquarie Bank Limited, and Bank of the West.

5.	Letter in Lieu dated December 27, 2012 and executed by American Eagle Energy Corporation, AMZG, Inc. and Macquarie Bank Limited.

6.	Notice of Assignment of Proceeds dated December 27, 2013 and executed by American Eagle Energy Corporation, AMZG, Inc. and Macquarie Bank Limited.

7.	Lockbox Management Agreement dated as of December 27, 2012 and executed by American Eagle Energy Corporation, AMZG, Inc. and Macquarie Bank Limited;

a.           as amended by that certain First Amendment to Lockbox Agreement dated as of January 29, 2013.

Annex II to Mortgage

ANNEX II

SUBJECT WELLBORES AND INTERESTS

Annex II to Mortgage

EXHIBIT A

DEFINITIONS:

1.          The terms used on Exhibit A have the same meaning as defined in the Mortgage.

2.          The term “working interest” as used herein means (a) when applied to individual leases, the undivided interest owned by Mortgagor in the leasehold estate, out of which are paid Mortgagor’s share of (i) all costs of drilling, completing, equipping and operating a well or wells, and (ii) all royalties, overriding royalties, production payments and other interests in or measured by production, and (b) when applied to leases described as unitized or pooled, the undivided interest owned by Mortgagor and out of which is paid all costs of drilling, completing, equipping and operating a well or wells producing oil and gas, or either of them, from the portions of the leases so unitized or pooled. The term “net revenue interest” as used herein means that portion of oil and gas (or oil only, or gas only, where so limited herein) produced from the respective properties herein described to which Mortgagor is entitled after deduction of all royalties, overriding royalties, production payments and other interests in or measured by production that are borne by Mortgagor.

3.          The term “Permitted Encumbrances” shall mean (i) Permitted Liens under the Credit Agreement; and (ii) the specific exceptions and encumbrances affecting any of the Mortgaged Property as described on Exhibit A INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease or Easement which is made subject to said exceptions and encumbrances.

4.          The term “API” shall mean that certain American Petroleum Institute number assigned to an oil and gas well by the relevant state regulatory agency (such as the Texas Railroad Commission) and maintained in the public files of such agency.

SYMBOLS AND ABBREVIATIONS:

1.          The abbreviation “BPO” or the term “before payout” as used herein means that the figure next to which this abbreviation appears represents Mortgagor’s net income interest until such time as the operator of the well or wells situated on the described property has recovered from production from that well or those wells all costs (or if different than 100% of all costs then the percentages specified in the well schedules attached to the Mortgage) as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

2.          The abbreviation “APO” or the term “after payout” as used herein means that the figure next to which this abbreviation appears represents Mortgagor’s net income interest after the point in time when the operator of the well or wells situated on the described property has recovered from production from that well or those wells all costs (or if different than 100% of all costs then the percentages specified in the well schedules attached to the Mortgage) as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

*****

Exhibit A to Mortgage

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS MORTGAGE COVERS ALL OF MORTGAGOR’S INTERESTS IN AND TO THE OIL, GAS AND MINERAL LEASES DESCRIBED ON EXHIBIT A, INCLUDING WITHOUT LIMITATION, THE LANDS DESCRIBED ON EXHIBIT A BY METES AND BOUNDS LOCATED THEREON, IF ANY.

Exhibit A to Mortgage